CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Fortune Natural Resources Corporation:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ KPMG Peat Marwick LLP
-------------------------


Houston, Texas
October 16, 1998